EXHIBIT 10(p)

                      OLD KENT FINANCIAL CORPORATION

                        RESTRICTED STOCK AGREEMENT


          This Restricted Stock Agreement is made as of June 20, 1994, between OLD KENT FINANCIAL CORPORATION ("Old Kent") and ROBERT H.
WARRINGTON ("Employee"). Old Kent has awarded restricted stock to Employee, and Employee accepts this restricted stock award subject to the terms, conditions, and provisions contained in this Agreement.

     1. AWARD. Old Kent hereby awards to Employee 6,000 shares of Old Kent's common stock, $1 par value, subject to the terms, conditions, and provisions contained in this Agreement (the "Restricted Stock"). The Restricted Stock shall be awarded on the condition that Employee remain in the employ of Old Kent, or one or more of its subsidiaries, during the Restricted Periods (as defined below).

     2. TRANSFERABILITY. The Restricted Stock is not transferable by Employee, whether voluntarily or involuntarily, by operation of law or otherwise, during any Restricted Period, except by will or by the laws of descent and distribution or to Old Kent in the event of voluntary termination or termination for cause. If any assignment, pledge, transfer, or other disposition, voluntary or involuntary, of the Restricted Stock shall be made during any Restricted Period, or if any attachment, execution, garnishment, or lien shall be issued against or placed upon the Restricted Stock, then Employee's right to the Restricted Stock shall immediately cease and terminate, and Employee shall promptly surrender all Restricted Stock awarded under this Agreement to Old Kent.

     3. LAPSING OF RESTRICTIONS. Except as otherwise provided in this Agreement, the restrictions imposed on the Restricted Stock awarded pursuant to this Agreement shall lapse as follows: restrictions on one-third (1/3) of the shares of Restricted Stock, rounded down to the next whole share, shall lapse four years from the date of this Agreement; restrictions on one-half (1/2) of the then remaining shares of Restricted Stock, rounded down to the next whole share, shall lapse five years from the date of this Agreement; and restrictions on the remaining Restricted Stock shall lapse six years from the date of this Agreement. The periods during which Restricted Stock is subject to restrictions imposed under this Agreement are known as "Restricted Periods." Old Kent's Personnel
Committee may accelerate the lapsing of the restrictions on the Restricted Stock at any time, in its sole discretion.

     4.   DEATH OR DISABILITY; OTHER TERMINATION; CHANGE IN CONTROL.

          (a) DEATH OR DISABILITY. In the event of termination of employment during any Restricted Period by reason of Employee's death or disability, Employee's right to all of the Restricted Stock shall vest as of the date of termination of employment, and the Restricted Stock may be transferred free of any restrictions under this Agreement, except for those restrictions described in Paragraph 8 of this Agreement.

          (b) CHANGE IN CONTROL. In the event of a Change in Control during any Restricted Period, Employee's right to all of the Restricted Stock shall vest as of the date of the Change in Control, and the Restricted Stock may be transferred free of any restrictions under this Agreement, except for those restrictions described in Paragraph 8 of this Agreement; PROVIDED, HOWEVER, that if the vesting, when considered with all other payments and benefits from Old Kent to Employee, constitutes a "parachute payment," as defined in
     Section 280G(b)(2) of the Internal Revenue Code of 1986, as amended, then Employee's right to the Restricted Stock shall vest only to the extent that the aggregate present value of all payments and benefits in the nature of compensation to which Section 280G(b)(2) applies does not exceed 299 percent of the Employee's Average Annual Compensation. For purposes of this Agreement, (i) a "Change in Control" means a change in control of Old Kent of a nature that would be required to be reported in response to Item 5(f) of Schedule 14A promulgated under the Securities Exchange Act of 1934 (the "Exchange Act"), provided that, without limitation, such a change in control shall be deemed to have occurred if (A) any "person", as such term is used in Sections 13(d) and 14(d)(2) of the Exchange Act, is or becomes the beneficial owner, directly or indirectly, of securities of Old Kent representing twenty-five percent or more of the combined voting power of Old Kent's then outstanding securities, or (B) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board of Directors of Old Kent cease for any reason to constitute at least a majority of the Board (unless the election or nomination for election by Old Kent's shareholders of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period); and (ii) "Average Annual Compensation" means the annualized average of Employee's gross income for federal income tax purposes during the five-year period ending on the last day of Old Kent's taxable year preceding the date of the Change in Control.

          (c) OTHER TERMINATION. In the event of termination of employment during any Restricted Period for any reason other than death, disability, or after a Change in Control during a Restricted Period, Employee's right to the Restricted Stock shall cease and terminate as of the date of termination, and Employee shall promptly surrender to Old Kent all Restricted Stock.

     5. EMPLOYMENT BY OLD KENT. The award of Restricted Stock under this Agreement shall not impose on Old Kent or any subsidiary any obligation to retain Employee in its employ for any given period or upon any specific terms of employment. Old Kent or any subsidiary may at any time dismiss


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Employee from employment, free from any liability or claim, unless otherwise expressly provided in any written agreement with Employee.

     6. SHAREHOLDER RIGHTS. During the Restricted Periods, Employee shall have all rights as a shareholder with respect to the Restricted Stock awarded under this Agreement, including (i) the right to vote such shares at shareholders' meetings, (ii) the right to receive all cash dividends paid with respect to such stock, and (iii) the right to participate with respect to the Restricted Stock in any stock dividend, stock split, recapitalization, or other adjustment in the capital stock of Old Kent, or any merger, consolidation, or other reorganization involving any increase, decrease, or adjustment in Old Kent's capital stock. Any shares or other security received as a result of any stock dividend, stock split, or reorganization shall be subject to the same terms, conditions, and restrictions as those relating to the Restricted Stock awarded under this Agreement. After the restrictions applicable to the Restricted Stock lapse, Employee shall have all shareholder rights, including the right to transfer the shares, subject to such conditions as Old Kent may reasonably specify to ensure compliance with federal and state securities laws.

     7. WITHHOLDING. Old Kent or one of its subsidiaries shall be entitled to (i) withhold and deduct from Employee's future wages (or from other amounts that may be due and owing to Employee from Old Kent or a subsidiary), or make other arrangements for the collection of, all legally required amounts necessary to satisfy any and all federal, state, and local withholding and employment-related tax requirements attributable to the Restricted Stock awarded under this Agreement, including, without limitation, the award or vesting of, or payments of dividends with respect to, the Restricted Stock; or (ii) require Employee promptly to remit the amount of such withholding to Old Kent or a subsidiary before taking any action with respect to the Restricted Stock. Unless Old Kent's Personnel Committee provides otherwise, withholding may be satisfied by delivery to Old Kent or a subsidiary of shares of common stock of Old Kent equivalent in value to the withholding obligation, which shares may be, but need not be, shares of Restricted Stock as to which restrictions have lapsed or will lapse.

     8. SECURITIES LAWS. Employee hereby represents and warrants that Employee is acquiring the Restricted Stock awarded under this Agreement for his own account and investment and without any intent to resell or distribute the Restricted Stock. Employee further agrees not to make any sale, transfer, or other disposition of the Restricted Stock after any Restricted Period except upon such conditions as Old Kent may reasonably specify to ensure compliance with federal and state securities laws.

     9. LEGEND. The certificates evidencing the shares of Restricted Stock awarded pursuant to this Agreement shall bear the following legend:

     The shares represented by this certificate were issued subject to certain restrictions contained in a restricted stock agreement,

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     and this certificate is held subject to the terms and conditions contained in the restricted stock agreement. The terms and conditions include a prohibition against the sale or transfer of the stock represented by this certificate except in compliance with that agreement.

     10. EFFECTIVE DATE. This award of Restricted Stock shall be effective as of the date first set forth above.

                                   OLD KENT FINANCIAL CORPORATION


                                   By /S/ MARTIN J. ALLEN, JR.
                                      Martin J. Allen, Jr.
                                      Its Sr. Vice President & Secretary


                                   Employee:


                                   /S/ ROBERT H. WARRINGTON
                                   Signature  Robert H. Warrington,
                                     Employee




























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